UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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 Preliminary information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑ Definitive information statement

THE SARATOGA ADVANTAGE TRUST
(Name of Registrant as Specified in Its Charter)

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THE SARATOGA

ADVANTAGE TRUST

August 6, 2015

Dear Shareholders:

The enclosed document is for informational purposes only. You are not being asked to vote or take action on any matter. The document relates to the appointment of a new investment adviser to the James Alpha Multi Strategy Alternative Income Portfolio (the “Portfolio”).

As described in the enclosed Information Statement, James Alpha Investment Management, LLC (the investment manager to the Portfolio) has selected, and the Board of Trustees of The Saratoga Advantage Trust (the “Board”) has approved, Kellner Private Fund Management, LP (“Kellner” or the “Sub-Adviser”) as a new Sub-Adviser to the Portfolio to manage the merger arbitrage strategy of the Portfolio, and the Board has approved a sub-advisory agreement with Kellner.

Sincerely,

Bruce E. Ventimiglia
President, CEO and
Chairman of the Board of Trustees

THE ENCLOSED DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.
YOU ARE NOT BEING ASKED TO VOTE OR TAKE ACTION ON ANY MATTER.

I.                   BACKGROUND

The Board of Trustees of The Saratoga Advantage Trust (the “Trust”) has selected Kellner Private Fund Management, LP (“Kellner”) as a new sub-adviser to the James Alpha Multi Strategy Alternative Income Portfolio (the “Portfolio”) pursuant to an investment sub-advisory agreement between Kellner and James Alpha Management, LLC (“James Alpha” or the “Manager”) (the “Agreement”).

Kellner, a registered investment adviser, had approximately $193 million in assets under management as of June 30, 2015. Kellner is located at 900 3rd Avenue, Suite 1401, New York, NY 10022.

Under an Order the Trust and James Alpha have received from the Securities and Exchange Commission, James Alpha is permitted, subject to the approval of the Board of Trustees of the Trust (the “Board”), to select sub-advisers to manage all or a portion of the assets of the Portfolio and enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval. Under the conditions of the Order, the Trust must provide notice to shareholders within 90 days of hiring a new sub-adviser. This Information Statement is being supplied to shareholders to fulfill the notice condition, and a notice regarding the website availability of this Information Statement will be mailed on or about August 6, 2015 to the Fund’s shareholders of record as of August 5, 2015 (the “Record Date”).

As of the Record Date, there were issued and outstanding 4,629.132, 19,232.682, and 1,593,674.970 shares of the Portfolio’s A, C and I classes, respectively.

II.	INFORMATION CONCERNING THE NEW INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN THE MANAGER AND KELLNER PRIVATE FUND MANAGEMENT, LP WITH RESPECT TO THE PORTFOLIO.

On February 5, 2015, the Board met in person and considered the selection of a new sub-adviser for the Portfolio and the adoption of a new investment sub-advisory agreement. At their meeting, the Trustees, including all of the Trustees who are not “interested persons” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), appointed Kellner to serve as a sub-adviser to the Portfolio, effective May 11, 2015.

Pursuant to the Agreement, Kellner, at its own expense, furnishes necessary investment and management facilities for conducting its portion of the investment activities of the Portfolio, and pays the salaries of its personnel under the Agreement. In addition, under the Agreement: (a) the Manager shall indemnify and hold harmless Kellner, its officers and directors and each person, if any, who control Kellner within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as the “Indemnified Party”), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which the Agreement relates, except for liability by reason of misfeasance, bad faith or negligence in the performance of the duties of such Indemnified Party or by reason of disregard of its obligations and duties under the Agreement; (b) the Manager shall not be liable with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Kellner or such controlling persons; and (c) Kellner shall indemnify and hold harmless the Manager and the Trust and each of their directors and officers and each person, if any, who controls the Manager and the Trust against any loss, liability, claim, damage or expense arising by reason of any matter to which the Agreement relates, but only with respect to Kellner’s misfeasance, bad faith or negligence in the performance of its duties under the Agreement.

Investment Advisory Fee Rates

As compensation for its services performed and costs assumed under the Agreement, Kellner will receive from the Manager a portion of the management fee payable by the Portfolio to the Manager. The Manager’s management fee is calculated at an annual rate of 2.00% of daily net assets of the Portfolio. This rate will not increase under the Agreement.

Investment Advisory Fees Paid

As Kellner only recently began managing a portion of the Portfolio, Kellner received no advisory fees from the Manager during the Trust’s fiscal year ended August 31, 2014.

III. BOARD CONSIDERATION

At the meeting held on February 5, 2015, the Board approved the Agreement. In evaluating Kellner, the Board requested and reviewed, with the assistance of independent legal counsel, materials furnished by Kellner, including information regarding its personnel, operations and investment performance. A representative from James Alpha made a presentation to the Board on behalf of Kellner and the Portfolio, and responded to questions from the Trustees. The Board also reviewed and discussed the terms of the Agreement.

The Board considered, with its legal counsel: (i) the nature, quality and extent of the services to be provided by Kellner; (ii) the proposed sub-advisory fee in light of the complex nature of the Portfolio’s new strategy; and (iii) reasonableness of the fee split between the Manager and Kellner. The Board also discussed the terms and conditions of the Agreement. Based upon its review of the above factors and all other factors they deemed relevant, the Board concluded that the proposed Sub-Advisory fee rate was reasonable and determined that the approval of the proposed Agreement with Kellner was in the best interests of the Portfolio and its shareholders.

IV. DURATION AND TERMINATION OF NEW AGREEMENT

The Agreement will have an initial term of two years, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by (i) a majority of the Independent Trustees and a majority of the Board as a whole or (ii) the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio. The Agreement will automatically terminate in the event of its “assignment” (as defined in the 1940 Act).

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GENERAL INFORMATION CONCERNING KELLNER

The names, titles and principal occupations of the executive officers and directors of Kellner are set forth in the following table:

NAME	TITLE AND PRINCIPAL OCCUPATION
George Kellner	Chief Executive Officer & Chief Investment Officer
Chris Pultz	Portfolio Manager
Glen Friedman	Chief Financial Officer, Chief Operating Officer & Chief Compliance Officer

The business address of each person listed above is 900 3rd Avenue, Suite 1401, New York, New York 10022.

Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for its most current fiscal year ended August 31st to a shareholder upon request. To obtain a report, please contact the Trust by calling 1-800-807-FUND (or by writing to The Saratoga Advantage Trust, 1616 N. Litchfield Rd., Suite 165, Goodyear, Arizona 85395, Attention: Bruce E. Ventimiglia).

The Manager is located at 515 Madison Avenue, 24th Fl., New York, New York 10022.

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is an expense of the Trust.

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JAMES ALPHA MULTI STRATEGY ALTERNATIVE INCOME PORTFOLIO

a series of

THE SARATOGA ADVANTAGE TRUST

1616 N. Litchfield Rd., Suite 165

Goodyear, Arizona 85395

1-800-807-FUND

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the James Alpha Multi Strategy Alternative Income Portfolio (the “Portfolio”), a series of The Saratoga Advantage Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement relates to the recent addition of a new sub-adviser to the Portfolio. Specifically, at a meeting held on February 5, 2015, the Board of Trustees of the Trust, including all of the Trustees who are not “interested persons” as that term is defined in the Investment Company Act of 1940, as amended, considered and approved the appointment of Kellner Private Fund Management, LP (“Kellner”) as a Sub-Adviser to the Portfolio to manage the Portfolio’s new merger arbitrage strategy effective as of May 11, 2015.

The Trust and the Portfolio’s Manager, James Alpha Management, LLC, have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Portfolio. In lieu of physical delivery of the Information Statement, the Portfolio will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about August 6, 2015 to shareholders of record of the Portfolio as of August 5, 2015. The Information Statement will be available on the Trust’s website at www.Saratogacap.com/multistratinfostatement until November 6, 2015. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-800-807-FUND.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.